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                         AUTOMATIC ADJUSTMENT TO NUMBER
                 OF SHARES COVERED BY AMENDED 1988 OPTION PLAN
                                       OF
                              INLAND RESOURCES INC.


     Inland Resources Inc. (the "Company") hereby acknowledges that a 1-for-10 reverse stock split of its common stock, par value $.001 per share ("Common Stock"), became effective June 3, 1996. As a result, pursuant to Section 12 of the Amended 1988 Option Plan (the "Plan") of the Company, the total number of shares of Common Stock reserved for issuance under the Plan is reduced from 2,128,000 to 212,800, and all outstanding options shall also be deemed immediately and automatically adjusted so that the number of shares covered by each such option is equal to 1/10th of the number of shares covered thereby prior to the date hereof, and the exercise price for each such option is increased ten times.

     EXECUTED effective as of June 3, 1996.


                                   INLAND RESOURCES INC.



                                   By:
                                        ---------------------------------
                                        Kyle R. Miller, President
                                        and Chief Executive Officer